UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2025

Generation Bio Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39319	81-4301284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Binney Street Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-7500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GBIO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 4, 2025, Generation Bio Co. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). A total of 67,013,359 shares of common stock were entitled to vote as of April 7, 2025, the record date for the Annual Meeting. There were 50,636,214 shares of common stock present virtually or represented by proxy at the Annual Meeting, constituting a quorum to conduct business.

The following proposals were voted upon at the Annual Meeting:

Proposal 1	Election of Ron Cooper, Anthony Quinn, M.B. Ch.B., Ph.D., and Jason Rhodes, as Class II directors to the Company’s board of directors, each to serve until the 2028 annual meeting of stockholders;
Proposal 2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
Proposal 3	Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers; and
Proposal 4

Adoption and approval of an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split of the Company’s issued shares of common stock at a ratio within the range of not less than 1-for-10 and not greater than 1-for-30, without reducing the authorized number of shares of the Company’s common stock, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of the Company’s board of directors, without further approval or authorization of the Company’s stockholders.

On June 5, 2025, Broadridge Financial Solutions, Inc., the independent inspector of election for the Annual Meeting, delivered its final report as to the voting results for each of these proposals. The following are the final voting results for each of the items voted on at the Annual Meeting:

Proposal 1. Election of Class II Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Ron Cooper	31,328,687	7,135,729	12,171,798
Anthony Quinn, M.B. Ch.B., Ph.D.	38,100,685	363,731	12,171,798
Jason Rhodes	30,123,306	8,341,110	12,171,798

Based on the votes set forth above, the stockholders of the Company elected Ron Cooper, Anthony Quinn, M.B. Ch.B., Ph.D., and Jason Rhodes, as Class II directors to the Company’s board of directors, each to serve until the 2028 annual meeting of stockholders.

Proposal No. 2. Ratification of Appointment of Ernst & Young LLP.

Votes For	Votes Against	Abstentions
50,507,873	113,314	15,027

Based on the votes set forth above, the stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to serve for the year ending December 31, 2025.

Proposal No. 3. Advisory (Non-Binding) Vote on Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,082,392	359,912	22,112	12,171,798

Based on the votes set forth above, the stockholders of the Company approved, on an advisory (non-binding) basis, of the compensation of its named executive officers.

Proposal No. 4. Adoption and approval of an amendment to the Company’s restated certificate of incorporation to effect a reverse stock split.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,670,638	837,631	127,945	12,171,798

Based on the votes set forth above, the stockholders of the Company approved the adoption and approval of an amendment to the Company’s  restated certificate of incorporation to effect a reverse stock split of the Company’s issued shares of common stock at a ratio within the range of not less than 1-for-10 and not greater than 1-for-30, without reducing the authorized number of shares of the Company’s common stock, with the exact ratio within such range and the implementation and timing of such reverse stock split to be determined at the sole discretion of the Company’s board of directors, without further approval or authorization of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION BIO CO.

Date: June 5, 2025	By:	/s/ Geoff McDonough
Name: Geoff McDonough, M.D.
Title: President and Chief Executive Officer